================================================================================

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     among

                           WHEELS SPORTS GROUP, INC.,

                     HIGH PERFORMANCE ACQUISITION COMPANY,

                    HIGH PERFORMANCE SPORTS MARKETING, INC.,

                                 RANDY C. BAKER

                                      and

                                DAVID W. DUPREE

                          Dated as of October 3, 1997

================================================================================

                    AGREEMENT AND PLAN OF REORGANIZATION

                              TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

RECITALS                                                                                                                2

ARTICLE I                                                                                                               2
         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II                                                                                                              6
         THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 2.1      The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          ----------
                 2.2      Effect of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          --------------------
                 2.3      Consummation of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          --------------------------
                 2.4      Articles of Incorporation: By-Laws: Directors and Officers  . . . . . . . . . . . . . . . .   7
                          ----------------------------------------------------------
                 2.5      Conversion of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ------------------------
                 2.6      Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          --------------------

ARTICLE III                                                                                                             8
         REPRESENTATIONS AND WARRANTIES OF
                                  HIGH PERFORMANCE AND SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 3.1      Organization and Qualification Of Shareholders  . . . . . . . . . . . . . . . . . . . . . .   8
                          ----------------------------------------------
                 3.2      Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          -------------
                 3.3      No Conflicting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          -------------------------
                 3.4      Compliance with Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ------------------------------
                 3.5      Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ----------------------
                 3.6      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ------------
                 3.7      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          ----------
                 3.8      Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          -------
                 3.9      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          -----
                 3.10     Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          ---------
                 3.11     License Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          ------------------
                 3.12     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ---------------------
                 3.13     Significant Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ---------------------
                 3.14     Compliance With Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ----------------------------------
                 3.15     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          --------------------
                 3.16     Absence of Undisclosed or Contingent Liabilities  . . . . . . . . . . . . . . . . . . . . .  14
                          ------------------------------------------------
                 3.17     No Material Adverse Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ---------------------------
                 3.18     Absence of Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          -----------------------
                 3.19     Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          -------------------
                 3.20     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          -----------
                 3.21     Tax Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          -----------
                 3.22     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          ---------
                 3.23     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          ----------------------
                 3.24     Employee Health and Safety  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          --------------------------
                 3.25     Representations Concerning Acquisition Stock  . . . . . . . . . . . . . . . . . . . . . . .  20
                          --------------------------------------------
                 3.26     Representations as to Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          -------------------------------

                                                                                                                     Page
                                                                                                                     ----


ARTICLE IV                                                                                                             22
         REPRESENTATIONS AND WARRANTIES OF ACQUIRORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 4.1      Organization and Qualification Of   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ----------------------------------
                 4.2      Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          -------------
                 4.3      No Conflicting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          -------------------------
                 4.4      Compliance with Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          ------------------------------
                 4.5      Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          ----------------------
                 4.6      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ------------
                 4.7      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ----------
                 4.8      Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          -------
                 4.9      Financial Statements and Periodic Reports . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          -----------------------------------------
                 4.10     Absence of Undisclosed or Contingent Liabilities  . . . . . . . . . . . . . . . . . . . . .  25
                          ------------------------------------------------
                 4.11     No Material Adverse Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          ---------------------------
                 4.12     Absence of Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -----------------------
                 4.13     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          -----------
                 4.14     Tax Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          -----------
                 4.15     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          ---------
                 4.16     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          ----------------------
                 4.17     Employee Health and Safety  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          --------------------------
                 4.18     Representations as to Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          -------------------------------

ARTICLE V                                                                                                              31
         PRE-CLOSING COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 5.1      Inspection of Properties and Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          ----------------------------------
                 5.2      Other Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          ---------------
                 5.3      Ongoing Operation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          -----------------
                 5.4      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          ------------
                 5.5      Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          -------
                 5.6      Articles of Incorporation; Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ---------------------------------
                 5.7      Distributions or Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          --------------------------
                 5.8      Notice of Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ----------------
                 5.9      Nondisclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          -------------
                 5.10     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ---------
                 5.11     Preservation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ------------------------
                 5.12     No Negotiations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          ---------------
                 5.13     Assignment of Contracts, Leases and Other Agreements  . . . . . . . . . . . . . . . . . . .  35
                          ----------------------------------------------------
                 5.14     Best Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          ------------
                 5.15     Additional Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          ---------------------

ARTICLE VI                                                                                                             36
         POST-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 6.1      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          ------------------

                                                                                                                     Page
                                                                                                                     ----

ARTICLE VII                                                                                                            36
         CONDITIONS PRECEDENT TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.1      Conditions Precedent to Obligations of High Performance and Shareholders  . . . . . . . . .  36
                          ------------------------------------------------------------------------
                 7.2      Conditions Precedent to Obligations of Acquirors  . . . . . . . . . . . . . . . . . . . . .  40
                          ------------------------------------------------

ARTICLE VIII                                                                                                           44
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE IX                                                                                                             44
         INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 9.1      Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          ---------------
                 9.2      Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          -----------------------
                 9.3      Method of Asserting Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          --------------------------
                 9.4      Payment of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          ----------------
                 9.5      Rights and Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          --------------------

ARTICLE X                                                                                                              47
         AMENDMENT, TERMINATION AND BREACH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 10.1     Amendment and Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          --------------------------
                 10.2     Termination and Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          ---------------------------

ARTICLE XI                                                                                                             48
         CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 11.1     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          -------
                 11.2     Shareholders' Deliveries at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          -----------------------------------
                 11.3     Acquirors' Deliveries at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          --------------------------------
                 11.4     Acquirors' Deliveries on November 28, 1997  . . . . . . . . . . . . . . . . . . . . . . . .  51
                          ------------------------------------------
                 11.5     Acquirors' Breach of November 28, 1997 Deliveries . . . . . . . . . . . . . . . . . . . . .  51
                          -------------------------------------------------
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 12.1     Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          ------
                 12.2     Entire and Sole Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          -------------------------
                 12.3     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          ----------------------
                 12.4     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          --------
                 12.5     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          ------------
                 12.6     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          -------------
                 12.7     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          ------------
                 12.8     Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          ----------
                 12.9     No Third Party Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          --------------------------
                 12.10    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          --------
                 12.11    Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          --------
                 12.12    Delivery of Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          ----------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT is made and entered into effective this 3rd day of October, 1997, by and between WHEELS SPORTS GROUP, INC., a North Carolina corporation ("Parent"), HIGH PERFORMANCE ACQUISITION COMPANY, a North Carolina corporation ("HPAC"), HIGH PERFORMANCE SPORTS MARKETING, INC., a North Carolina corporation ("High Performance") and RANDY C. BAKER and DAVID W. DUPREE in their capacities as the record and beneficial owners of all of the issued and outstanding capital stock of High Performance (together, the "Shareholders").

                                    RECITALS

         WHEREAS, on or about September 8, 1997, Parent entered into a Confidential Term Sheet with High Performance ("Term Sheet") pursuant to which Parent and High Performance indicated their desire to proceed with a transaction involving Parent and High Performance ; and

         WHEREAS, the parties desire to merge High Performance with and into HPAC, a wholly-owned subsidiary of Parent formed solely for the purpose of completing such merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and in reliance upon the representations and warranties contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         The following terms used in this Agreement shall, unless the context requires otherwise, have the meanings designated below:

         Acquirors means Parent and HPAC.

         Additional Cash Consideration has the meaning given it in Article
2.6(d).

         Acquisition Stock means the shares of Parent's Common Stock issued to Shareholders pursuant to Article 2.6

         Baker Agreement means the Employment Agreement to be entered into by and between the Parent and Randy C. Baker in the form attached hereto as
Exhibit 11.2(e)(i).

         Cash Payment has the meaning given it in Article 2.6.

         Claim Notice has the meaning given to it in Article 9.3(a).

         Closing has the meaning given to it in Article 11.1.

         Closing Date has the meaning given to it in Article 11.1.

         Code means the Internal Revenue Code of 1986, as amended.

         Common Shares means Parent's Common Stock, $.01 par value.

         Communication means collectively any publicity release, public notice, filing or any other communication.

         Consulting Agreement means the Consulting Agreement to be entered into by and between Parent and Nancy Baker in the form attached hereto as Exhibit 11.2(e)(iii).

         Damagesmeans any and all damages, claims, deficiencies, losses and expenses, as further defined in Article 9.1.

         Dupree Agreement means the Employment Agreement to be entered into by and between Parent and David W. Dupree in the form attached hereto as Exhibit 11.2(e)(ii).

         Effective Time shall have the meaning given to it in Article 2.3.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated thereunder.

         Evaluation Material means the documents, financial statements, information and materials which shall be delivered by High Performance and Shareholders to Parent, or by Parent to High Performance and Shareholders, in connection with the due diligence review conducted by the respective parties.

         HPAC has the meaning given it in the recitals.

         High Performance Financial Statements has the meaning given to it in
Article 3.15.

         High Performance Stock means all of the issued and outstanding capital stock of High Performance, which consists of 975 shares of Common Stock owned by Randy C. Baker and 172 shares of Common Stock owned by David W. Dupree.

         Indemnified Party means the party claiming indemnification under
Article IX.

         Indemnifying Party means the party against whom indemnification claims are asserted under Article IX.

         Intellectual Property means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, services marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connections therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registration and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software designed, written or used by Shareholders, including but not limited to the source code for such software and all related documentation and (g) all other proprietary rights owned by High Performance.

         License Agreements means those agreements by and between High Performance and various NASCAR drivers, NASCAR team owners, and other persons pursuant to which High Performance has the right to produce and sell various types of merchandise bearing the name, picture, likeness and/or autograph of such persons.

         Loss means Damages for which any claim may be asserted under Article
IX.

         Merger has the meaning given to it in Article 2.1.

         Merger Consideration has the meaning given it in Article 2.6

         Notes shall have the meaning given it in Article 2.2(c).

         Notice means the thirty day period which the Indemnifying Party shall have from the personal delivery or mailing of the Claim Notice.

         OSHA means the Occupational Safety and Health Act of 1970, as amended, and any regulations, rules or orders promulgated thereunder.

         Parent means Wheels Sports Group, Inc., a North Carolina corporation.

         Parent Financial Statements has the meaning given to it in Article
4.9.

         Pledge Agreement means the Pledge Agreement to be entered into among Parent and Shareholders at Closing pursuant to which Parent shall pledge the stock of HPAC as security for performance of the obligations of Parent under
Article 11.5.

         Pro Rata means an allocation which is made 85% to Randy C. Baker and 15% to David W. Dupree.

         Registration Rights Agreement means the Registration Rights Agreement to be entered into as of the Closing in the form attached hereto as Exhibit 11.3(b).

         Shareholders means Randy C. Baker and David W. Dupree.

         Tax or Taxes means any federal, state, local or foreign income, gross receipt, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimating or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         Tax Return means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   ARTICLE II
                                   THE MERGER

         Subject to the terms and conditions set forth in this Agreement:

         2.1 THE MERGER. At the Effective time, in accordance with, and subject to the conditions set forth in this Agreement, High Performance shall be merged with and into HPAC (the "Merger"), the separate existence of High Performance shall cease, and HPAC shall continue as the surviving corporation (sometimes referred to as the "Surviving Corporation").

         2.2 EFFECT OF THE MERGER. When the Merger has been effected, the separate existence of High Performance shall cease and the Surviving Corporation shall succeed, without other transfer, to all of the rights, privileges, powers, immunities, purposes, franchises (both public and private) and property of High Performance and shall be subject to all of the obligations and liabilities of High Performance in the same manner as if the Surviving Corporation had itself incurred them. Any claim existing or action or proceeding pending by or against High Performance may be enforced as if the Merger had not taken place. All rights of creditors and all liens upon the property of High Performance shall be unimpaired by the Merger.

         2.3 CONSUMMATION OF THE MERGER. On the Closing Date, the parties will cause the Merger to be consummated by delivering to the office of the Secretary of State of the State of North Carolina Articles of Merger and any other documents in such form as may be required by, and executed, acknowledged and accompanied by an officer's certificate of each of High Performance and the Surviving Corporation in accordance with, the relevant provisions of North Carolina law (the time of the filing of the Articles of Merger is the "Effective Time").

         2.4        ARTICLES OF INCORPORATION: BY-LAWS: DIRECTORS AND OFFICERS.
The Articles of Incorporation and the By-Laws of HPAC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided therein. The officers and directors of HPAC immediately prior to the Effective Time will be the officers and directors of the Surviving Corporation until their successors are elected and qualified.

         2.5 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of High Performance, the Surviving Corporation, the Parent or any shareholder of the foregoing, securities of High Performance outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted into and become a right to receive from the Parent, the Cash Payment, the Additional Cash Consideration, the Acquisition Stock and the Note, all as described in Section
2.6 herein (the "Merger Consideration").

         2.6 MERGER CONSIDERATION. The aggregate consideration to be paid to Shareholders in the Merger shall be $10.25 million (the "Merger Consideration"), which shall be delivered Pro Rata to Shareholders upon the terms and conditions hereof, in the following manner:

                 (a) At the Closing, Acquirors shall deliver to Shareholders certificates representing $4.0 million worth of restricted Common Shares of Parent rounded to the nearest whole share (the "Acquisition Stock"). The Acquisition Stock shall be valued based on the average of the closing bid and ask prices of Parent's Common Shares during the 20 trading days preceding the Closing Date; however, in no event shall the Acquisition Stock be valued for purposes of this Article 2. 6(a) at a price in excess of $9.00 per share.

                 (b) On November 28, 1997 (the "Cash Payment Date"), Acquirors shall pay cash consideration of $3.25 million cash (the "Cash Payment") to the Shareholders, which shall be paid in the form of cashier's checks or a wire transfer of immediately available funds to a financial institution designated by the Shareholders.

                 (c) Acquirors shall deliver to Shareholders promissory notes of Parent in the aggregate principal amount of $1 million in the form attached hereto as Exhibit 2.6(c)(i) (the "Notes").

                 (d)      In addition to the cash consideration described in
Article 2.6(b) above, Acquirors will pay cash consideration of $2 million to the Shareholders (the "Additional Cash Consideration"). The Additional Cash Consideration shall be paid by Acquirors in the form of a wire transfer of cashier's check at the time of Closing using funds obtained through a credit arrangement to be obtained by Acquirors, which loan may be secured by the assets of HPAC and other assets of Acquirors (the "Additional Cash Loan").

                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF
                       HIGH PERFORMANCE AND SHAREHOLDERS

         High Performance and Shareholders represent and warrant to Acquirors that the statements contained in this Article III are true, correct and complete as of the date of this Agreement and will, except as otherwise expressly provided in this Agreement, be true, correct and complete on the Closing Date. High Performance and Shareholders represent and warrant as follows:

         3.1 ORGANIZATION AND QUALIFICATION OF SHAREHOLDERS. High Performance is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and is duly qualified and authorized to do business and is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary. High Performance has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Copies of Articles of Incorporation and Bylaws of High Performance, which have been delivered to Acquirors and attached hereto as Exhibits 3.1(a) and 3.1(b), are complete and correct, and High Performance is not in default under or in violation of any provision of the Articles of Incorporation or Bylaws. High Performance's minute book (containing the records of all meetings of the Board of Directors, Shareholders and any management committees of High Performance), a copy of which was provided to Acquirors, is correct and complete in all material reports.

         3.2 AUTHORIZATION. This Agreement and the consummation of the transactions contemplated hereby have been duly and validly executed and delivered by High Performance and Shareholders and the agreements, representations and warranties contained herein constitute valid and binding obligations, representations and warranties of High Performance and Shareholders enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity regarding the availability of remedies. Attached hereto as Exhibit 3.2 is a Certificate which shall evidence the approval and authorization of this Agreement by High Performance.

         3.3 NO CONFLICTING AGREEMENTS. The execution and delivery of this Agreement by High Performance and Shareholders does not, and consummation of the transactions contemplated hereby will not, (i) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to High Performance or Shareholders or the High Performance Stock,
(ii) except as set forth on Exhibit 3.3, conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of High Performance or of any agreement or instrument to which High Performance or Shareholders are a party, or (iii) except as set forth on
Exhibit 3.3 or otherwise arising under the Pledge Agreement, result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon the High Performance Stock.

         3.4     COMPLIANCE WITH APPLICABLE LAW.  Except as set forth in
Exhibit 3.4, neither Shareholders nor High Performance have received any written notice of any violation, probable violation or default by High Performance or Shareholders under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over Shareholders or High Performance which could materially adversely affect the business, operations, financial condition, properties or assets of High Performance, or the ability to consummate the transaction contemplated hereby.

         3.5 CONSENTS AND APPROVALS. Except as set forth on Exhibit 3.3, the execution and delivery by High Performance or Shareholders of this Agreement, and the performance by High Performance or Shareholders of their obligations hereunder, does not require High Performance or Shareholders to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, and will be in full force and effect as of the Closing, or (ii) those as to which the failure to obtain would have no material adverse effect on the financial condition or future business operations of High Performance or the transactions contemplated hereby.

         3.6 SUBSIDIARIES. High Performance does not own, have an ownership interest in, or control any corporation, partnership, proprietorship or other entity.

         3.7 LITIGATION. Except as described in Exhibit 3.7 attached hereto, there are no actions, proceedings or investigations pending or, to the knowledge of Shareholders, threatened against Shareholders or High Performance before any court or administrative agency which if resolved adversely to Shareholders or High Performance would result in a material adverse change in the financial condition or business operations of High Performance.

         3.8 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by High Performance and Shareholders directly with representatives of Acquirors, without the intervention of any person in such manner as to give rise to any valid claim by any person against Acquirors for a finder's fee, brokerage commission, or similar payment.

         3.9 TAXES. Subject to Article 12.4, Shareholders shall pay all Taxes which they may incur in connection with the transactions provided for herein.

         3.10 OWNERSHIP. High Performance is the owner, beneficially and of record, of all of the assets listed or referred to in the High Performance Financial Statements and in any monthly financial statements delivered pursuant to Article 3.15, free and clear of all liens, encumbrances, security agreements, options, claims, charges and restrictions, except as otherwise described on Exhibit 3.10 hereto or resulting from the transactions contemplated by this Agreement.

         3.11 LICENSE AGREEMENTS. Attached hereto as Exhibit 3.11 is a complete and accurate list of all persons with whom High Performance has a License Agreement as of the date of this Agreement. Also stated on Exhibit
3.11 is the expiration date of each License Agreement.  Except as described on
Exhibit 3.11, all such License Agreements are valid and enforceable contracts or agreements and are not currently, and will not be at Closing, in material default or materially impaired in any manner. To the extent the transfer of any License Agreement hereunder requires the consent of any third party, High Performance and Sellers shall use their best efforts, but shall not be obligated, to obtain such consents. High Performance and Sellers make no representation concerning assignability of the License Agreements or the ability to obtain any consents which might be requested by Acquirors. High

Performance has not received any written notices of default, claims, or any other type of written notice with respect to any License Agreement or, if such written notice has been received, a copy of any such notice has been provided in writing to Acquirors.

         3.12 INTELLECTUAL PROPERTY. Attached hereto as Exhibit 3.12 to this Agreement is a schedule of all trade names, trademarks, service marks, copyrights, computer software, source code and their registrations, owned by Shareholders or in which Shareholders have any right or license, or for which Shareholders has made application, together with a brief description of each (hereinafter collectively the "Intellectual Property"). To Shareholders' knowledge, High Performance has not infringed, and by its use of its Intellectual Property, is not now infringing on any United States or foreign trade name, trademark, service mark or copyright belonging to any other person, firm or corporation, to Shareholders' knowledge, and the use of the Intellectual Property by Acquirors will not conflict with, infringe on or otherwise violate the rights of others.

         3.13 SIGNIFICANT CUSTOMERS. Exhibit 3.13 to this Agreement sets forth a complete and accurate list of the ten largest customers of High Performance as of the date of this Agreement with a statement of total sales attributable to each Customer which individually accounted for 5% or more of High Performance's total revenues during (i) the year ended December 31, 1996 or (ii) the six months ended June 30, 1997. Except as may be disclosed on
Exhibit 3.13, High Performance and Shareholders are not presently aware of any facts indicating that any of these customers presently intend to cease doing business with High Performance, or materially alter the amount of the business that they are presently doing with High Performance.

         3.14 COMPLIANCE WITH ENVIRONMENTAL LAWS. High Performance has obtained all permits, licenses and other authorizations that are required, to the extent required, under all applicable environmental laws, including but not limited to the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking

Water Act (21 U.S.C. Section 349, 42 U.S.C. Sections 201, 300f), Toxic Substances Control Act (15 U.S.C. 2601 et seq.), Clean Air Act (42 U.S.C.
Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), other laws applicable to High Performance including those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes under any regulation, code, plan, order, decree judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, the "Environmental Laws"), other than any permits, licenses or other authorizations which, if not obtained, would not have a material adverse effect on the business or properties of High Performance. High Performance is in compliance in all material respects with all terms and conditions of any required permits, licenses and authorizations, and is in material compliance with all other known limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws and applicable to High Performance.

         3.15 FINANCIAL STATEMENTS. High Performance and Shareholders have delivered to Acquirors copies of High Performance's (or its predecessor's) unaudited balance sheet at December 31, 1996, 1995 and 1994 and the unaudited income statements for the years then ended, and High Performance's unaudited balance sheet dated August 31, 1997 and the unaudited income statements for the eight months then ended (collectively, the "High Performance Financial Statements"). The High Performance Financial Statements are based upon the information contained in the books and records of High Performance and in all material respects, fairly and accurately present the financial condition of High Performance as of the dates thereof and results of operations for the periods referred to therein. The monthly financial statements generated by High Performance from and after August 31, 1997 will be prepared on a basis consistent with the methods and procedures used to prepare the High Performance Financial Statements. If requested by Acquirors, High Performance and Shareholders will deliver such monthly financial statements to Acquirors from and after the period ended August 31, 1997 within 15 days after the end of each month from the date hereof to Closing.

         3.16 ABSENCE OF UNDISCLOSED OR CONTINGENT LIABILITIES. Other than as reflected on the High Performance Financial Statements, any monthly statements delivered pursuant to Section 3.15 or on Exhibit 3.16 attached hereto, High Performance has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) which would be disclosed on such statements as prepared in accordance with the past practice of High Performance.

         3.17 NO MATERIAL ADVERSE CHANGES. Since August 31, 1997, other than ordinary course distributions by High Performances to Shareholders in the aggregate amount of $114,000 and a bonus paid to David W. Dupree in the amount of $58,000, (i) High Performance has not made any distribution or payment of cash or other assets to its shareholders and (ii) there has been no change materially adverse to the assets, financial condition, gross profit, operating results, customer, employee or supplier relations, business condition or prospects of High Performance other than any resulting from the transactions contemplated by this Agreement.

         3.18 ABSENCE OF DEVELOPMENTS. From the date of the Term Sheet by and between High Performance and Parent and until Closing, High Performance has and will:

                 (a) Conduct its business and operations only in the regular and ordinary course; maintain reasonable business insurance; commit no waste of its assets; not dispose or otherwise change in any material respect the nature of its assets except to the extent that cash or accounts receivable are increased; not create or suffer to exist any material lien, charge or encumbrance on any asset or incur any indebtedness for borrowed money (other than in the ordinary course) which is secured by one or more of the assets; and will use its reasonable efforts to maintain and preserve its business organization intact and maintain its relationships with suppliers, employees, customers and others;

                 (b) Refrain from making capital expenditures or commitments for additions to the property, plant or equipment in an amount in excess of $10,000, except as otherwise have been approved in writing by Acquirors;

                 (c) Refrain from paying any form of compensation to its employees or consultants except for (i) non-bonus compensation in accordance with compensation levels and practices which are in effect as of the date of this Agreement and (ii) a $58,000 bonus to be paid to David Dupree;

                 (d) Refrain from making any distribution or payment of cash or other assets to any shareholders; provided, however, that High Performance may make an ordinary course distribution to Shareholders in the amount of $114,000; and

                 (e) Maintain title to, and refrain from making or permitting, any transfer, sale, pledge, lien or encumbrance on, or other disposition of any material portion of its assets.

         3.19 TITLE TO PROPERTIES. High Performance owns no real property. Attached hereto as Exhibit 3.19(a) is a true and complete copy of each real property lease to which High Performance is a party (the "Property Leases"). Each Property Lease is in full force and effect, and High Performance holds a valid and existing leasehold interest in each Property Lease for the terms set forth therein. If required by the terms of the Property Leases, High Performance shall obtain an assignment and the lessor's consent to assignment of the Property Leases at or before the Closing. High Performance is not in default, and no circumstances have occurred which, if unremedied would, either with or without notice or the passage of time or both, result in a material default under any Property Lease. The tenant improvements and fixed assets which are necessary for the conduct of High Performance's businesses as of the date of this Agreement are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such assets for the operation of High Performance's business. High Performance owns, or leases under valid leases, all equipment and other tangible assets necessary for the conduct of its business.

         3.20    TAX MATTERS.

                 (a) High Performance has filed all Tax Returns that it has been required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by High Performance (whether or not shown on any Tax Return) have been paid. High Performance is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the High Performance does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no encumbrances on any assets of High Performance that arose in connection with any failure of High Performance (or alleged failure) to pay any Taxes.

                 (b) High Performance has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party.

                 (c) To the knowledge of Shareholders and High Performance, there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed by High Performance.
There is no dispute or claim concerning any liability for Taxes of High Performance (i) claimed or raised by any authority in writing or orally with any executive officer or director of High Performance, or (ii) as to which any such person has knowledge based upon personal contact with any agent of such authority. High Performance has delivered to the Acquirors correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies filed, assessed against or agreed to by the High Performance since its inception.

         3.21 TAX NOTICES. Except as set forth on Exhibit 3.21 hereto, no deficiency for any Taxes has been proposed, asserted or assessed against High Performance that has not been resolved and paid in full. No waiver, extension or comparable consent has been given by High Performance regarding the application of the statute of limitations with respect to any Taxes outstanding, nor is any request for any such waiver or consent pending. Except as described in Exhibit 3.21 hereto, there has been no tax audit or other administrative proceeding or court proceeding with respect to any Taxes, nor is any such Tax audit or other proceeding pending, nor has there been any written notice to High Performance by any taxing authority regarding any such Tax, audit or other proceeding or, to the best knowledge of High Performance, is any such Tax audit or other proceeding threatened with regard to any Taxes. High Performance is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes which would exceed the estimated reserves established for on its books and records. For the purposes hereof, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, workmen's compensation, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon High Performance.

         3.22 EMPLOYEES. Except as described on Exhibit 3.22, (i) to the knowledge of High Performance and Shareholders (but without their independent investigation or inquiry), no executive employee of High Performance and no group of High Performance's employees has any plan or intention to terminate his, her or its employment following the Closing; (ii) High Performance has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (iii) High Performance has no material labor relations problem pending; (iv) there are no workmen's compensation, sexual harassment, discrimination or claims pending against High Performance nor is High Performance aware of any facts that would give rise to such claims; (v) to the knowledge of High Performance and Shareholders, no employee of High Performance is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of High Performance; and (vi) to the knowledge of High Performance and Shareholders, no employee or former employee of High Performance has any claim with respect to any intellectual property rights of High Performance.

         3.23    EMPLOYEE BENEFIT PLANS.

                 (a) Except as provided in writing to Acquirors, with respect to all employees and former employees of High Performance and all dependents and beneficiaries of such employees and former employees, (i) High Performance does not maintain or contribute to any non-qualified deferred compensation or retirement plans, contracts or arrangements, (ii) High Performance does not maintain or contribute to any qualified defined contribution plans as defined in Section 3(34) of ERISA or Section 414(i) of the Code, (iii) High Performance does not maintain or contribute to any qualified defined benefit plans as defined in Section 3(35) of ERISA or Section 414(j) of the Code, and (iv) High Performance does not maintain or contribute to any employee welfare benefit plans as defined in Section 3(1) of ERISA.

                 (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans, as defined in Section 3(3) of ERISA, which

High Performance does maintain or to which it does contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year, (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits, and (iii) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code.

                 (c) High Performance does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. High Performance has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. High Performance has no actual or potential liability for death or medical benefits after separation from employment, other than health care continuation benefits described in Section 4980B of the Code.

         3.24 EMPLOYEE HEALTH AND SAFETY. High Performance has not violated in any material respect and has no material liability, and has not received any written notice or charge asserting any violation of or liability under, OSHA or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

         3.25 REPRESENTATIONS CONCERNING ACQUISITION STOCK. The Shareholders make the following representations and warranties with respect to the Acquisition Stock:

                 (a) Shareholders are acquiring the Acquisition Stock for investment purposes only, not for the account of any other person and not with a view to distribution, assignment or resale to any person. The Shareholders will not sell, hypothecate or otherwise transfer the Acquisition Stock unless
(i) the Acquisition Stock is registered under the Securities Act of 1933, as amended ("Act"), and registered or qualified for sale under applicable state securities laws, or (ii) the Acquirors has received a written opinion of counsel (which opinion and counsel are satisfactory to the Acquirors) that an exemption from the registration or qualification requirements of the Act and such state laws is available.

                 (b) The Shareholders understand and agree that certificates representing the Acquisition Stock will contain the following restrictive legend:

                 THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                 (c) The Shareholders have received and have carefully reviewed the representations made by Acquirors in this Agreement and all Exhibits and documents delivered by Acquirors to High Performance and Shareholders hereunder. All documents and information which High Performance or the Shareholders have requested has been delivered by Acquirors. The Shareholders have been afforded the opportunity to discuss the current and proposed future business operations of the Acquirors with the officers and other representatives of the Acquirors. In evaluating the suitability of an investment in the Acquisition Stock, the Shareholders have not relied upon any representations or other information from the Acquirors or any person acting on its behalf other than as set forth in this Agreement or delivered to High Performance and Shareholders in accordance with the terms of this Agreement or in connection with the transactions contemplated hereby. The Shareholders have carefully considered and have, to the extent they believe appropriate, obtained the advice of their legal, tax, accounting and financial advisors concerning the suitability of an investment in the Acquisition Stock and have determined that the Acquisition Stock is a suitable investment.

         3.26 REPRESENTATIONS AS TO KNOWLEDGE. The representations and warranties contained in this Article III which are made to the "best knowledge", "best of knowledge" or "knowledge" of a specified person are required to be made in good faith after reasonable
investigation.   All references to the "knowledge of High Performance" or "best knowledge of High Performance" shall mean to the "knowledge" or "best knowledge" of the executive officers of High Performance holding such offices as of the date of this Agreement.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF ACQUIRORS

         Acquirors represent and warrant to High Performance and Shareholders that the statements contained in this Article IV are true, correct and complete as of the date of this Agreement and will, except as otherwise expressly provided in this Agreement, be true, correct and complete on the Closing Date. Acquirors represent and warrant as follows:

         4.1 ORGANIZATION AND QUALIFICATION OF ACQUIRORS. Each Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and is duly qualified and authorized to do business and is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary. Each Acquiror has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Copies of the Articles of Incorporation and Bylaws of the Acquirors, which have been delivered to Shareholders and attached hereto as Exhibits 4.1(a) and 4.1(b), are complete and correct, and Acquirors are not in default under or in violation of any provision of their Articles of Incorporation or Bylaws. The minute book of each Acquiror (containing the records of all meetings of the shareholders, Board of Directors and any management committees of the Acquirors), as delivered to High Performance and Shareholders, is correct and complete.

         4.2 AUTHORIZATION. This Agreement, the Note, Dupree Agreement, Baker Agreement, Consulting Agreement, Registration Rights Agreement and Pledge Agreement (collectively, the

"Purchaser Documents") and the consummation of the transactions contemplated thereby have been (or, with respect to Purchaser Documents delivered at Closing, shall be at Closing) duly and validly executed and delivered by Acquirors and the agreements, representations and warranties contained therein constitute valid and binding obligations, representations and warranties of Acquirors enforceable in accordance with their terms. Attached hereto as
Exhibit 4.2 is a Certificate which shall evidence the approval and authorization of the Purchaser Documents by the Board of Directors of Acquirors.

         4.3 NO CONFLICTING AGREEMENTS. The execution and delivery of the Purchaser Documents by Acquirors do not, and consummation by Acquirors of the transactions contemplated thereby will not, (i) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to them, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of their Articles of Incorporation or Bylaws or of any agreement or instrument to which they are a party, or (iii) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon their assets.

         4.4     COMPLIANCE WITH APPLICABLE LAW.  Except as set forth in
Exhibit 4.4, Acquirors have not received any written notice of any violation, probable violation or default by them under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over their operations which could materially adversely affect the business, operations, financial condition, properties or assets of Acquirors, or the ability to consummate the transaction contemplated hereby.

         4.5 CONSENTS AND APPROVALS. The execution and delivery by Acquirors of the Purchaser Documents, and the performance by Acquirors of their obligations thereunder, do not require Acquirors to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, and or will be duly obtained and made and in full force and effect as of the Closing, (ii) those as to which the failure to obtain would have no material adverse effect on the future business performance of Acquirors or the transactions contemplated hereby.

         4.6 SUBSIDIARIES. Except as set forth in Exhibit 4.6 attached hereto, Acquirors do not own, have an ownership interest in, or control any corporation, partnership, proprietorship or other entity.

         4.7 LITIGATION. Except as described in Exhibit 4.7 attached hereto, there are no actions, proceedings or investigations pending or, to the knowledge of Acquirors, threatened against Acquirors before any court or administrative agency which if resolved adversely to Acquirors would result in any material adverse change in the operations or financial condition of Acquirors other than as identified therein.

         4.8 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Acquirors directly with representatives of High Performance and Shareholders, without the intervention of any person in such manner as to give rise to any valid claim by any person against High Performance or Shareholders for a finder's fee, brokerage commission, or similar payment.

         4.9 FINANCIAL STATEMENTS AND PERIODIC REPORTS. Acquirors have delivered to High Performance and Shareholders copies of the following documents relating to the Parent: definitive Prospectus dated April 16, 1997; Quarterly Reports on Form 10-QSB for each of the quarters ended March 31, 1997 and June 30, 1997; and Current Report on Form 8-K filed with the Securities and Exchange Commission on or about July 14, 1997 (collectively, the "SEC Reports;" collectively, the financial statements of the Parent contained in the SEC Reports are referred to herein as the "Parent Financial Statements"). The Parent Financial Statements are based upon the information contained in the books and records of Parent and fairly and accurately present the financial condition of Parent as of the dates thereof and results of operations for the periods referred to therein. The monthly financial statements generated by Parent from and after June 30, 1997 will be prepared on a basis consistent with the methods and procedures used to prepare the Financial Statements. If requested by Shareholders, Parent will deliver such monthly financial statements to Shareholders from and after the period ended June 30, 1997 within 15 days after the end of each month from the date hereof to Closing.

         4.10 ABSENCE OF UNDISCLOSED OR CONTINGENT LIABILITIES. Acquirors have no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) except as otherwise set forth the Parent Financial Statements, the monthly financial statements which may be delivered pursuant to
Article 4.9 or on Exhibit 4.10 attached hereto.

         4.11 NO MATERIAL ADVERSE CHANGES. Since June 30, 1997, there has been no change materially adverse to Acquirors in their assets, financial condition, gross profit operating results, customer, employee or supplier relations, business condition or prospects, except as otherwise disclosed on
Exhibit 4.11 hereto.

         4.12 ABSENCE OF DEVELOPMENTS. Since the date of the Term Sheet by and between High Performance and Parent and until Closing, and except as otherwise required or contemplated by the proposed transactions of Parent set forth on Exhibit 5.3 attached hereto, Acquirors have and will conduct their businesses and operations only in the regular and ordinary course; maintain reasonable business insurance; commit no waste of assets; not dispose or otherwise change in any material respect the nature of any assets except to the extent that cash or accounts receivable are increased; not create or suffer to exist any material lien, charge or encumbrance on any asset or incur any indebtedness for borrowed money (other than in the ordinary course) which is secured by their assets; and will use their reasonable efforts to maintain and preserve its business organization intact and maintain its relationships with suppliers, employees, customers and others.

         4.13    TAX MATTERS.

                 (a) The Acquirors have filed all Tax Returns that they have been required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Acquirors (whether or not shown on any Tax Return) have been paid. The Acquirors are not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Acquirors do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no encumbrances on any of the assets of the Acquirors that arose in connection with any failure (or alleged failure) to pay any Taxes.

                 (b) The Acquirors have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party.

                 (c) To the knowledge of Acquirors, there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed by the Acquirors. There is no dispute or claim concerning any liability for Taxes of the Acquirors (i) claimed or raised by any authority in writing or orally with any executive officer or director of the Acquirors, or (ii) as to which any such person has knowledge based upon personal contact with any agent of such authority.

                 (d)      No stock of HPAC will be issued in the Merger.

                 (e) Parent is and will be, through the time of the Merger, in control of HPAC within the meaning of Section 368(c) of the Code.

                 (f) Parent has no plan or intention to cause HPAC after the Merger to issue additional shares of the stock of HPAC that would result in Parent losing control of HPAC within the meaning of Section 368(c) of the Code.

                 (g) Parent has no plan or intention to reacquire any of its stock issued in the Merger.

                 (h) HPAC was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Parent is the direct owner of all of the outstanding stock of HPAC. Parent has no plan or intention after the Merger to liquidate; to merge either HPAC into another corporation; to make any extraordinary distribution in respect of its stock in HPAC; to sell or otherwise dispose of the stock of HPAC; to cause HPAC to sell or otherwise dispose of any of the assets of High Performance acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(c) of the Code.

                 (i) As of the Effective Date, there will be no options, warrants, or other rights, agreements, arrangements, or commitments to which HPAC is a party or any character relating to the issued or unissued capital stock of, or other equity interests in, HPAC or obligating HPAC to grant, issue, or sell any shares of the capital stock of, or other equity interests in, HPAC, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of HPAC to repurchase, redeem or otherwise acquire any shares of the capital stock of HPAC.

                 (j) As of the date hereof and the Effective Date, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, HPAC has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                 (k) Immediately after the Merger, Parent intends to cause HPAC to continue the historic business of High Performance or use a significant portion of the historic business assets of High Performance in a business.

                 (l) Neither HPAC nor Parent is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         4.14 TAX NOTICES. Except as set forth on Exhibit 4.14 attached hereto, no deficiency for any Taxes has been proposed, asserted or assessed against Acquirors that has not been resolved and paid in full. No waiver, extension or comparable consent has been given by Acquirors regarding the application of the statute of limitations with respect to any Taxes outstanding, nor is any request for any such waiver or consent pending. Except as described in Exhibit 4.14 hereto, there has been no tax audit or other administrative proceeding or court proceeding with respect to any Taxes, nor is any such Tax audit or other proceeding pending, nor has there been any written notice to Acquirors by any taxing authority regarding any such Tax, audit or other proceeding or, to the best knowledge of Acquirors, is any such Tax audit or other proceeding threatened with regard to any Taxes. Acquirors are not aware of any unresolved questions, claims or disputes concerning the liability for Taxes which would exceed the estimated reserves established for on its books and records. For the purposes hereof, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, workmen's compensation, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Acquirors.

         4.15 EMPLOYEES. Except as described on Exhibit 4.15 attached hereto, (i) to the knowledge of Acquirors (but without their independent investigation or inquiry), no executive employee of Acquirors and no group of Acquirors' employees has any plan or intention to terminate his, her or its employment following the Closing; (ii) Acquirors have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (iii) Acquirors have no material labor relations problem pending; (iv) there are no workmen's compensation, sexual harassment, discrimination or claims pending against Acquirors nor are Acquirors aware of any facts that would give rise to such claims; (v) to the knowledge of Acquirors, no employee of Acquirors is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Acquirors; and (vi) to the knowledge of Acquirors, no employee or former employee of Acquirors has any claim with respect to any intellectual property rights of Acquirors.

         4.16    EMPLOYEE BENEFIT PLANS.

                 (a) Except as provided in writing to High Performance and Shareholders, with respect to all employees and former employees of Acquirors and all dependents and beneficiaries of such employees and former employees,
(i) Acquirors do not maintain or contribute to any non-qualified deferred compensation or retirement plans, contracts or arrangements, (ii) Acquirors do not maintain or contribute to any qualified defined contribution plans as defined in Section 3(34) of ERISA or Section 414(i) of the Code, (iii) Acquirors do not maintain or contribute to any qualified defined benefit plans as defined in Section 3(35) of ERISA or Section 414(j) of the Code, and (iv) Acquirors do not maintain or contribute to any employee welfare benefit plans as defined in Section 3(1) of ERISA.

                 (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans, as defined in Section 3(3) of ERISA, which Acquirors do maintain or to which they do contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year,
(ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits, and (iii) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code.

                 (c) Acquirors do not contribute (and have not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. Acquirors have no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Acquirors have no actual or potential liability for death or medical benefits after separation from employment, other than health care continuation benefits described in Section 4980B of the Code.

         4.17 EMPLOYEE HEALTH AND SAFETY. Acquirors have not violated and have no liability, and have not received a notice or charge asserting any violation of or liability under, OSHA or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

         4.18 REPRESENTATIONS AS TO KNOWLEDGE. The representations and warranties contained in this Article IV which are made to the "best knowledge", "best of knowledge" or "knowledge" of a specified person are required to be made in good faith after reasonable investigation. All references to the "knowledge of Acquirors" or the "best knowledge of Acquirors" shall mean to the "knowledge" or "best knowledge" of the executive officers as of the date of this Agreement.

                                   ARTICLE V
                             PRE-CLOSING COVENANTS

         Each party hereby covenants and agrees that, between the date hereof and the Closing, it will comply with the provisions of this Article V, except to the extent the other parties may otherwise consent in writing.

         5.1 INSPECTION OF PROPERTIES AND BOOKS. Each party shall assist any individual or individuals designated by the other parties with reasonable prior notice to visit or inspect any property, at reasonable times acceptable to both parties, including books of accounts and records, to make extracts or copies of such books and records and to discuss its affairs, finances and accounts, and shall use its best efforts to obtain access to its accountants' work papers. The parties acknowledge and agree that each party shall furnish to the other Evaluation Material which shall be used in connection with a due diligence review. The parties agree that they shall treat the Evaluation Material confidentially, and shall not disclose to any party, except as otherwise set forth herein, the Evaluation Material or any information set forth therein; provided, however, that each party is authorized to disclose the Evaluation Material to its investment banker, lawyers and accountants for their review in connection with the transactions contemplated by this Agreement.
Each party shall instruct its officers, directors, partners, employees, agents or representatives of the confidential nature of the Evaluation Material and shall be responsible for insuring that the Evaluation Material is kept confidential by such persons. In the event the Closing is not consummated, all Evaluation Material shall be returned to the respective party, within ten days of a request therefor, with the understanding that the receiving party shall retain no copies of the Evaluation Material and shall not disclose to any other person the Evaluation Material or information contained therein, with the exception of (i) information which becomes generally available to the public other than as a result of disclosure by the receiving party, or (ii) information included in the Evaluation Material which is first disclosed by a third party not bound by a confidentiality agreement with either party and (iii) in the case of Parent, information required to be disclosed by Parent in any registration statement or periodic report under the disclosure requirements of applicable federal and state securities laws.

         5.2 OTHER CONTRACTS. Except in the ordinary course of business, no party shall enter into or become subject to any agreement, transaction, or commitment which would restrict or impair in any material respect the obligation or ability of such party to comply with all of the terms of this Agreement.

         5.3 ONGOING OPERATION. Except for certain transactions proposed to be entered into by Parent, as set forth on Exhibit 5.3 attached hereto, each party shall carry on its business diligently, in substantially the same manner as heretofore conducted and in accordance in all material respects with all applicable laws, rules and regulations and such party's past custom and industry practice. Notwithstanding the foregoing, the parties acknowledge that as a result of the presence of Parent's employees and representatives on the business premises of High Performance and the efforts expended by Shareholders on behalf of Parent, High Performance and Shareholders shall be obligated to use their reasonable efforts, in the context of the foregoing conditions, to preserve the business of High Performance in its ordinary course.

         5.4 INDEBTEDNESS. Except as may be contemplated in connection with the transactions identified on Exhibit 5.3, the parties will not create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness related or connected with, or secured by, its assets, except as consented to in writing by the other parties hereto.

         5.5 RECORDS. Each party shall maintain its books, accounts and records in the usual, regular and ordinary manner.

         5.6 ARTICLES OF INCORPORATION; BYLAWS. Acquirors and High Performance will not amend their Articles of Incorporation or Bylaws or otherwise alter their corporate existence or powers.

         5.7     DISTRIBUTIONS OR DIVIDENDS.   Other than an ordinary course
distribution to Shareholders in the amount of $114,000 and a bonus to be paid to David Dupree in the amount of $58,000, the parties will not declare or pay any dividend, distribution or payment to their shareholders, or repurchase any shares of their capital stock, without the prior written consent of the other parties.

         5.8 NOTICE OF BREACH. Each party, in the event of and promptly after becoming aware of the occurrence or threatened occurrence of any event which would cause or constitute a material breach of any warranty, representation, covenant or agreement of such party contained herein, shall give prompt notice in writing of such event or threatened event to the other parties and use all reasonable efforts to prevent or promptly remedy such breach or threatened breach.

         5.9 NONDISCLOSURE. The parties agree that the contents and timing of any publicity release, public notice filing or any other communication (a "Communication"), whether written or oral, identifying this proposed transaction shall be agreed upon in advance by the parties.

         5.10 INSURANCE. High Performance and Acquirors shall not cancel or terminate their current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

         5.11 PRESERVATION OF BUSINESS. High Performance, Acquirors and their respective officers, directors, and employees shall (i) use their best efforts to preserve intact such party's business organization and goodwill, keep available the services of their officers and employees and maintain satisfactory relationships with suppliers, distributors, customers and others with whom they have business relationships, (ii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by them in the Agreement untrue at the Closing, (iii) notify the other parties of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to its business, operations or financial condition or their ability to consummate the transactions contemplated by this Agreement, and (iv) promptly notify the other parties in writing if it or its representatives shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue in any material respect. Notwithstanding the foregoing, the parties acknowledge that as a result of the presence of Parent's employees and representatives on the business premises of High Performance and the efforts expended by Shareholders on behalf of Parent, High Performance and Shareholders shall be obligated to use their reasonable efforts, in the context of the foregoing conditions, to preserve the business of High Performance in its ordinary course.

         5.12 NO NEGOTIATIONS. Neither High Performance, Shareholders nor any of their employees or agents shall cause High Performance or Shareholders to, directly or indirectly, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their partners or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or the purchase of all or a material portion of the assets of, or any equity interest in, High Performance, or any similar transaction or business combination involving High Performance, or participate in any negotiations regarding, or furnish to any other person, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. High Performance and Shareholders shall within five business days notify Acquirors of any such written proposal or offer, or any written inquiry from any person with respect thereto, and shall promptly provide Acquirors with such information regarding such proposal, offer or inquiry as Acquirors may request.

         5.13 ASSIGNMENT OF CONTRACTS, LEASES AND OTHER AGREEMENTS. High Performance and Shareholders agree that prior to the Closing, they will use their best efforts, but shall not be obligated to secure the approval of all parties with whom High Performance has a License Agreement (as set forth on Exhibit 3.11), customer, supplier or other agreements to the extent required for such contracts, leases, agreements or rights to continue in full force and effect after the consummation of the transactions contemplated hereby.

         5.14 BEST EFFORTS. Each party agrees to use its best efforts in good faith to satisfy its respective requirements and conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Neither party will take or knowingly permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of its representations and warranties contained herein to be or become untrue in any material respect.

         5.15 ADDITIONAL DISCLOSURE. From the date of this Agreement to and including the Closing Date, each party promptly upon the occurrence thereof, will advise the other party of each event subsequent to the date hereof which would have had to be disclosed on their respective schedules or exhibits to this Agreement had it occurred prior to the date hereof.

         5.16 CORPORATE REORGANIZATION. The parties hereto agree that the Merger is intended to qualify as a corporate reorganization under Section 368(a)(2)(D) of the Internal Revenue Code, and each party will take all reasonable steps which may be necessary to ensure that the Merger qualifies as such.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

         The parties agree as follows with respect to the period following the Closing.

         6.1 FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX).


                                  ARTICLE VII
                        CONDITIONS PRECEDENT TO CLOSING

         7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF HIGH PERFORMANCE AND SHAREHOLDERS. The obligations of High Performance and Shareholders to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by High Performance and Shareholders in writing in the manner provided in Paragraph 7.1(d) hereof):

                 (a) Representations and Warranties of Acquirors; Performance by Acquirors. The representations and warranties of Acquirors set forth in Article IV hereof shall (except where stated to be as of an earlier date) be accurate in all material respects on and as of the Closing as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement; Acquirors shall have, in all material respects, performed all obligations and complied with all covenants required to be performed or to be complied with by Acquirors under this Agreement prior to or at the Closing Date including the delivery of all documents required at the Closing; and Shareholders shall have received a certificate dated the Closing and signed by the

President of Parent and HPAC to the effect that the representations and warranties made by them in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date), which certificate shall be in the form of Exhibit 7.1(a).

                 (b) Action. All action necessary to authorize the execution, delivery and performance of the Purchaser Documents by Acquirors and the consummation of the transactions contemplated thereby shall have been duly and validly taken by Acquirors. Acquirors shall have furnished Shareholders with copies of all consents or resolutions adopted or executed by them in connection with such actions, certified by their respective Secretary.

                 (c) No Action or Proceeding. As of the Closing, no action or proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated herein. There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Acquirors of all or a material portion of the business or assets of High Performance, or to compel High Performance or Acquirors to dispose of or to hold separately all or a material portion of the business or assets of High Performance, as a result of the transactions contemplated hereby, (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached hereto as Exhibits or schedules, or otherwise contemplated hereby, (iv) seeking relief against Acquirors under any federal or state law or regulation relating to bankruptcy, insolvency, reorganization or moratorium or creditors' rights generally, (v) otherwise relating to and materially adversely affecting the transactions contemplated hereby, or (vi) which could result in any material adverse change in the business, operations, financial condition or properties of Acquirors.

                 (d) Waiver of Conditions Precedent. High Performance and Shareholders may waive any or all of the conditions precedent set forth in this
Article VII, either prospectively or retroactively, by giving written notice of such waiver to Acquirors. No waiver of any condition precedent pursuant to this paragraph 7.1(d) shall, unless otherwise expressly stated in such written notice of waiver, extend to any covenant or agreement contained herein or to any other condition precedent.

                 (e) Opinion of Counsel. High Performance and Shareholders shall have received from counsel to Acquirors, an opinion dated the Closing, to the following effect:

                          (i)     Each Acquiror is a corporation duly
         organized, validly existing and in good standing under the laws of the State of North Carolina, and is duly qualified and authorized to do business and is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary.

                          (ii) Execution and delivery of each of the Purchaser Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action, corporate and otherwise, by Acquirors. Each of the Purchaser Documents is a valid and binding obligation of Acquirors, enforceable against Acquirors in accordance with its terms except as enforcement may be limited by general equitable principles or bankruptcy, insolvency or similar laws affecting creditor's rights generally.

                          (iii) The Acquisition Shares, when issued in accordance with the terms and conditions of the Agreement, shall be validly issued, fully-paid and nonassessable and, shall not be subject to any pre-emptive rights or other rights to subscribe for or purchase securities of the Company.

                          (iv) The execution and delivery of each of the Purchaser Documents will not violate or conflict with the Articles of Incorporation or ByLaws of Acquirors or any agreement known to such counsel to which Acquirors are a party or by which Acquirors or their assets are bound.

                          (v) No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by Acquirors in connection with the transactions contemplated by the Purchaser Documents to this Agreement except such as has been obtained or made.

                          (vi) Except as disclosed in the Agreement or the exhibits or schedules hereto, such counsel is not aware of any pending or threatened action, suit, proceeding or investigation before any court or any public, regulatory or governmental agency, authority or body, involving Acquirors or any of their officers or directors, in their capacities as, and such counsel does not know of any legal matter or government proceedings regarding Acquirors.

                 (f) Merger. All appropriate steps shall have been taken by the parties hereto such that upon the filing of the documents described in
Article 2.3, the Merger shall be properly consummated in accordance with North Carolina law.

         7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRORS. The obligation of Acquirors to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by Acquirors in writing in the manner provided in paragraph 7.2(f) hereof):

                 (a) Representations and Warranties of High Performance and Shareholders; Performance by High Performance and Shareholders. The representations and warranties of High Performance and Shareholders set forth in Article III hereof shall (except where stated to be as of an earlier date) be accurate in all material respects on and as of the Closing as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement; High Performance and Shareholders shall have, in all material respects, performed all obligations and complied with all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing; and Acquirors shall have received a certificate dated as of the Closing and signed by the President of High Performance and each of the Shareholders to the effect that the representations and warranties made by the President of High Performance and each of the High Performance and Shareholders in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date) in the form attached as Exhibit 7.2(a).

                 (b) Action. All action necessary to authorize the execution, delivery and performance of this Agreement by High Performance and Shareholders and the consummation of the transactions contemplated hereby shall have been duly and validly taken by High Performance and Shareholders. High Performance shall have furnished Acquirors with copies of all consents or resolutions adopted or executed by High Performance in connection with such actions, certified by the secretary of High Performance.

                 (c) No Action or Proceeding. As of the Closing, no action or proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated herein. There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Acquirors of all or a material portion of the business or assets of High Performance, or to compel Acquirors or High Performance to dispose of or to hold separately all or a material portion of the business or assets of High Performance, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by Acquirors of any of the assets of High Performance, (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached hereto as Exhibits or schedules, or otherwise contemplated hereby, (v) seeking relief against Shareholders under any federal or state law or regulation relating to bankruptcy, insolvency, reorganization or moratorium or creditors' rights generally, (vi) otherwise relating to and materially adversely affecting the transactions contemplated hereby, or (vii) which could result in any material adverse change in the business, operations, financial condition or properties of High Performance.

                 (d) No Adverse Changes. There shall have been no event or change occurring between the execution of this Agreement and the Closing which in the aggregate had a material adverse effect on the business, operations, financial condition or properties of High Performance.

                 (e) Litigation. There shall be no actions, proceedings or investigations pending against Shareholders, High Performance or its officers or directors before any court, any administrative agency or administrative officer or executive, which if resolved adversely to High Performance or Shareholders could result in any material adverse change in the business, operations, financial condition or properties of High Performance.

                 (f) Waiver of Conditions Precedent. Acquirors may waive any or all of the conditions precedent set forth in this Article 7.2, either prospectively or retroactively, by giving written notice of such waiver to High Performance and Shareholders. No waiver of any condition precedent pursuant to this paragraph 7.2(f) shall, unless otherwise expressly stated in such written notice of waiver, extend to any other covenant or agreement contained herein or to any other condition precedent.

                 (g) Damage. There shall have been no damage, destruction or loss of or to any property or properties owned or used by High Performance, whether or not covered by insurance which, in the aggregate, has or would be reasonably likely to have, a material adverse effect on High Performance.

                 (h) Opinion of Counsel. Acquirors shall have received from counsel to High Performance and Shareholders, an opinion dated the Closing, to the following effect:

                          (i) High Performance is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and is duly qualified and authorized to do business and is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary

                          (ii)    The authorized capital stock of High
         Performance consists of 10,000 shares of Common Stock, $.01 par value per share. As of the Closing Date, there are 1,147 shares of Common Stock issued and outstanding, all of which have been duly and validly authorized and issued and are fully paid and nonassessable.

                          (iii) Execution and delivery of the Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action by High Performance and Shareholders. The Agreement is a valid and binding obligation of High Performance and Shareholders, enforceable against them in accordance with its terms except as enforcement may be limited by general equitable principles or bankruptcy, insolvency or similar laws affecting creditor's rights generally.

                          (iv) Except as disclosed in this Agreement or the Exhibits hereto, the execution and delivery of the Agreement and the performance by High Performance and Shareholders of their obligations hereunder will not violate or conflict with the Articles of Incorporation or Bylaws of High Performance or, to the knowledge of such counsel, any agreement or instrument to which High Performance or Shareholders is a party or by which Shareholders or the High Performance Stock are bound.

                          (v) No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by High Performance or Shareholders in connection with the transaction provided for herein, except such as have been obtained or made.

                 (i) Merger. All appropriate steps shall have been taken by the parties hereto such that upon the filing of the documents described in
Article 2.3, the Merger shall be properly consummated in accordance with North Carolina law.

                                  ARTICLE VIII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations, warranties, covenants and agreements made by the respective parties in this Agreement or in a certificate executed and delivered in connection with the transactions contemplated hereby shall survive the Closing for a period of eighteen (18) months. No legal remedy, at law or in equity, shall be available with respect to any loss, liability, or breach of agreement or warranty or misrepresentation if the party alleging such loss, liability, breach, or misrepresentation had actual knowledge of the existence, nature and extent thereof on the Closing and, despite such knowledge, proceeded with the Closing without objection.

                                   ARTICLE IX
                                INDEMNIFICATION

         9.1 INDEMNIFICATION. Subject to the provisions of Article VIII and this Article IX, High Performance and Shareholders, jointly and severally, agree to indemnify in respect of, and hold Acquirors harmless against, any and all damages, claims, deficiencies, losses, and expenses (collectively "Damages") resulting from any material misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of High Performance or Shareholders made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, except for Damages resulting from any such misrepresentation, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to Acquirors and waived in writing by Acquirors as of the Closing. Subject to the provisions of Article VIII and this Article IX, Acquirors agree to indemnify in respect of, and hold Shareholders and High Performance and High Performance's officers, directors, shareholders, employees and agents harmless against, any and all Damages resulting from any material misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of Acquirors made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby except for Damages resulting from any such misrepresentation, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to High Performance and Shareholders and waived in writing by High Performance and Shareholders as of the Closing. The party claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party". Damages for which a claim or action may be asserted hereunder are hereinafter referred to as a "Loss".

         9.2 LIMITATION OF LIABILITY. No party shall be liable to any other party to this Agreement except to the extent that the aggregate amount of Losses for which they would otherwise (but for this provision) be liable under this Article X exceeds in the aggregate the sum of $100,000 and then only to the extent of such excess. In no event shall the aggregate liability of the Acquirors, or the aggregate liability of the Shareholders and High Performance, under this Article IX exceed $3.25 million.

         9.3 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under this Article IX shall be asserted and resolved as follows:

                 (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within thirty (30) days of such claim or demand being made, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). The estimate of Loss contained in the Claim Notice shall not limit the amount of the Indemnifying Party's ultimate liability under the claim. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement within said thirty (30) day period. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand is disputed, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not unreasonably prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross complaint against any person but in any such case at the sole cost and expense of the Indemnifying Party. No claim may be settled without the consent of the Indemnifying Party, unless such settlement includes the complete release of the Indemnifying Party.

                 (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has disputed such claim, as provided above, such dispute shall be resolved by arbitration as provided in Article 12.11.

         9.4 PAYMENT OF CLAIM. Upon the determination of the liability of an Indemnifying Party reached in accordance with Article 9.1, 9.2 and 9.3, as the case may be, and notice thereof to the

Indemnifying Party, the Indemnifying Party shall within thirty (30) days after receipt of such notice pay to the Indemnified Party the amount of such liability.

         9.5 RIGHTS AND REMEDIES . The indemnification rights of the parties under this Article IX, the remedies available to Shareholders pursuant to the Pledge Agreement and the remedies set forth in Sections 11.5 and 12.4 of this Agreement are the sole and exclusive remedies of the parties for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto.

                                   ARTICLE X
                       AMENDMENT, TERMINATION AND BREACH

         10.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by an instrument in writing, executed after the date hereof, making specific reference to this Article and to each Article and paragraph hereof to which such amendment, modification or supplement applies, which document shall be signed by an authorized officer or partner of each party.

         10.2 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the transactions provided for by this Agreement may be abandoned without liability on the part of any party to any other party:

                 (a) At any time before the Closing Date, by consent of Acquirors, High Performance and Shareholders;

                 (b) Immediately prior to Closing, by Acquirors, if any of the conditions provided for in paragraph 7.2 of this Agreement have not been met and have not been waived by Acquirors in writing; or

                 (c) Immediately prior to Closing, by High Performance and Shareholders, if any of the conditions of Paragraph 7.1 of this Agreement have not been met and have not been waived by High Performance and Shareholders in writing.

         In the event of the termination and abandonment of this Agreement by any party in the manner expressly permitted by this Article X, written notice shall forthwith be given to the other party, and, except as otherwise provided in Article 12.4, each party shall be solely responsible to pay its own expenses incident to the negotiation and preparation of this Agreement and the transactions contemplated hereunder.

                                   ARTICLE XI
                                    CLOSING

         11.1 CLOSING. The closing of this Agreement (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, in Charlotte, North Carolina at 10:00 A.M. on October 24, 1997 (the "Closing Date"), unless a later time and date is mutually agreed upon by the parties hereto.

         11.2 SHAREHOLDERS' DELIVERIES AT CLOSING. At the Closing High Performance and Shareholders will deliver the following documents to the Acquirors all of which shall be reasonably satisfactory in form and substance to the Acquirors and its counsel:

                 (a) Stock Certificates. One or more stock certificates representing the High Performance Stock.

                 (b) Opinion of Counsel. An opinion from Womble Carlyle Sandridge and Rice, counsel to High Performance and Shareholders, dated the Closing Date, in the form described in Article 7.2 of this Agreement.

                 (c) Consents and Approvals. All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which High Performance or Shareholders are subject, bound or a party, or by which High Performance or Shareholders or any of their properties are bound or subject, in each case which is required to permit the consummation of the transactions contemplated by this Agreement without contravention, violation or breach by High Performance or the Shareholders of any of the terms thereof. Notwithstanding the foregoing, High Performance and Shareholders shall not be obligated to deliver any third party consents to the transfer of the License Agreements.

                 (d) Resolutions. Certified copy of resolutions of High Performance authorizing the execution and delivery of this Agreement and consummation of the transactions contemplated under this Agreement.

                 (e) Employment Agreements. The Baker Agreement, Dupree Agreement and Consulting Agreement executed by Randy C. Baker, David Dupree and Nancy Baker, respectively, in the forms attached hereto as Exhibits 11.2(e)(i), 11.2(e)(ii) and 11.2(e)(iii).

                 (f) Delivery of Corporate and Business Records. All corporate and business records of High Performance.

                 (g)      Officer's Certificate in the form described in
Article 7.2 of this Agreement.

                 (h) Other documents. Such other documents, instruments, certificates and agreements, as Acquirors and its counsel may reasonably request.

         11.3 ACQUIRORS' DELIVERIES AT CLOSING. At the Closing, Acquirors shall deliver the following to High Performance and Shareholders, all of which shall be in a form reasonably acceptable to High Performance, Shareholders and their counsel:

                 (a) Merger Consideration. The Acquisition Stock, the Note and the Additional Cash Consideration in the amount of $2 million in accordance with Article 2.2(d)(i).

                 (b) The Registration Rights Agreement in the form attached hereto as Exhibit 11.3(b).

                 (c) The Pledge Agreement, together with one or more share certificates evidencing the Pledged Securities (as defined therein).

                 (d) Consents and Approvals. All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which the Acquirors are a party, or by which it or any of their properties is bound or subject, in each case which is required to permit the consummation of the transactions contemplated by the Purchaser Documents without contravention, violation or breach by the Acquirors of any of the terms thereof.

                 (e) Opinion of Counsel. An opinion from Berliner Zisser Walter & Gallegos, P.C., counsel to the Acquirors, dated the Closing Date, in the form described in Article 8.1 of this Agreement.

                 (f) Resolutions. Certified copy of resolutions of the Board of Directors of the Acquirors authorizing the execution and delivery of this Agreement, the Pledge Agreement, Note and Registration Rights Agreement, the Merger, and the other transactions contemplated hereby.

                 (g)      Officer's Certificate in the form described in
Article 7.1 of this Agreement.

                 (h) Employment Agreements; Consulting Agreement. The Baker Agreement, Dupree Agreement and Consulting Agreement, in each case executed by the Parent.

                 (i) Other Documents. Such other documents, instruments, certificates and agreements including without limitation, if assumed, the assumption of the lease, as Shareholders and their counsel may reasonably request.

         11.4 ACQUIRORS' DELIVERIES ON NOVEMBER 28, 1997. On or before November 28, 1997, Acquirors shall deliver the Cash Payment to Shareholders.

         11.5 ACQUIRORS' BREACH OF NOVEMBER 28, 1997 DELIVERIES. In the event Acquirors shall fail to make the Cash Payment on or before November 28, 1997, then the parties agree that they shall simultaneously take all actions necessary to carry out the following steps:

                 (a) The Pledged Securities shall become the property of Shareholders in accordance with the terms and conditions of the Pledge Agreement (provided that Shareholders shall not exercise their rights to take ownership of the Pledged Securities until all actions set forth in this Article
11.5 are completed);

                 (b)      The Acquisition Stock shall be returned to Parent;

                 (c) The Notes shall be marked "Cancelled" and returned to Parent;

                 (d) The Cash Payment, to the extent paid by Acquirors, shall be repaid to Parent;

                 (e) HPAC shall assume all obligations under the Additional Cash Loan.

                 (f) Acquirors shall pay to Shareholders the amount to which they would be entitled pursuant to Article 12.4 upon Acquirors' breach of this Agreement.

                                  ARTICLE XII
                                 MISCELLANEOUS

         12.1 NOTICE. All notices and communications required or permitted to be given hereunder shall be in writing, signed by the sender, and delivered by personal delivery overnight courier service or by registered or certified mail to:

         If to :                  Howard L. Correll, Jr., President
         Parent or HPAC           Wheels Sports Group, Inc.
                                  HP Acquisition Company
                                  1368 Salisbury Road
                                  Mocksville, North Carolina  27028

         With a copy to:          Robert W. Walter, Esq.
                                  Berliner Zisser Walter
                                  & Gallegos, P.C.
                                  1700 Lincoln Street, Suite 4700
                                  Denver, Colorado  80203-4547

         If to High Performance
         or Shareholders:         Randy C. Baker
                                  David W. Dupree
                                  High Performance Sports Marketing,Inc.
                                  149 Gasoline Alley Drive
                                  Mooresville, North Carolina 28115

         With a copy to:          Cyrus M. Johnson, Jr., Esq.
                                  Womble Carlyle Sandridge & Rice
                                  301 South College Street, Suite 3300
                                  Charlotte, North Carolina 28202-6025

or such other address as shall have been furnished in writing. Receipt by, or filing with, the respective parties of any communications shall be deemed to have occurred for the purpose of this Agreement, when personally delivered, or next business day if sent by overnight courier, or two days after deposit thereof, postage prepaid, properly addressed, in the United States mail.

         12.2 ENTIRE AND SOLE AGREEMENT. This Agreement, including all Exhibits and schedules hereto (which by this reference shall incorporate herein all such Exhibits and schedules as if more fully set forth herein), constitutes the entire agreement between the parties and as of Closing supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. After Closing neither party shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in the certificates or documents delivered in connection herewith.

         12.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto and the heirs, personal representatives, executors and assigns of Shareholders. This Agreement may not be assigned by any party hereto without the prior express written consent of the other parties hereto.

         12.4 EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, each party shall be solely responsible for payment of all expenses incurred by it in connection with the consummation of this Agreement and the transactions contemplated hereunder except as otherwise provided herein.

                 (a) Notwithstanding the foregoing, in the event Closing does not occur as a result of Acquirors' breach of this Agreement or Acquirors' failure to satisfy in all material respects its obligations hereunder, Acquirors shall reimburse High Performance and Shareholders all expenses and costs incurred by them in connection with or as a result of the transactions contemplated by this Agreement, including legal and accounting expenses, within five calendar days after receiving an itemization of such expenses from High Performance and Shareholders.

                 (b) In the event Closing does not occur as a result of Shareholders' or High Performance's breach of this Agreement or their failure to satisfy in all material respects their obligations hereunder, Shareholders and High Performance, jointly and severally, shall be obligated to reimburse Parent all expenses incurred by it in connection with the transactions contemplated by this Agreement, including legal and accounting expenses, within five calendar days after receiving an itemization of such expenses from Parent.

         12.5 SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

         12.6 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of North Carolina without regard to conflicts of laws principles.

         12.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

         12.8 AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing in accordance with paragraph 12.1 hereof.

         12.9 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

         12.10 HEADINGS. The headings in this Agreement are for purposes of convenience and easy reference only and shall not limit or otherwise affect the meaning hereof.

         12.11 DISPUTES. In the event of any dispute which arises between the parties and which relates to the subject matter of this Agreement, the parties acknowledge and agree that any such dispute shall be submitted for binding arbitration in Charlotte, North Carolina in accordance with the rules and procedures established by the American Arbitration Association or, if such association is not then in existence, an independent association of arbitrators which may be designated by agreement of the parties. In the event the parties are unable to agree on an independent association of arbitrators from which arbitrators may be drawn, either party may apply to a court of competent jurisdiction for appointment of arbitrators, however, such application will only be made in the event the American Arbitration Association is not then in existence. The arbitrator(s) shall make detailed written findings to support their award. The prevailing party in any such arbitration proceeding shall be awarded such costs and expenses (including reasonable attorney's and expert witness' fees) as were incurred by the prevailing party as a result of the institution and prosecution of the arbitration proceeding, as well as all costs and expenses (including reasonable attorney's and expert witness fees) to enter judgment upon or enforce any such award including all appellate proceedings.

         12.12 DELIVERY OF EXHIBITS AND SCHEDULES. All Exhibits and schedules to be delivered by either of the parties hereto upon execution of this Agreement which are not so delivered shall be delivered to the other party not later than 20 days from the date of the execution of this Agreement. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  PARENT:

                                  WHEELS SPORTS GROUP, INC.


                                  By:  /s/ Howard L. Correll
                                     ------------------------------------------
                                      Howard L. Correll, Chairman and President

                                  HPAC:

                                  HP ACQUISITION COMPANY


                                  By:  /s/ Howard L. Correll
                                     ------------------------------------------
                                      Howard L. Correll, President


                                  Shareholders:


                                    /s/ Randy C. Baker
                                  ---------------------------------------------
                                      Randy C. Baker


                                    /s/ David Dupree
                                  ---------------------------------------------
                                      David Dupree


                                  HIGH PERFORMANCE SPORTS MARKETING, INC.


                                  By:  /s/ Randy C. Baker
                                     ------------------------------------------
                                      Randy C. Baker, President

                              TABLE OF ATTACHMENTS




     EXHIBIT                                     DESCRIPTION
     -------                  -----------------------------------------------
      2.6(c)(i)               Form of Promissory Note
      3.1(a)                  Articles of Incorporation of High Performance
      3.1(b)                  Bylaws of High Performance
      3.2                     Approval Certificate of High Performance
      3.3                     Conflicting Agreements of High Performance and Shareholders
      3.4                     Noncompliance with Applicable Law by High Performance and Shareholders
      3.7                     Litigation of Shareholders and High Performance
      3.10                    Exceptions to Title of Assets
      3.11                    License Agreements of High Performance
      3.12                    Intellectual Property
      3.13                    Significant Customers of High Performance
      3.16                    Liabilities not on Financial Statements of High Performance
      3.19                    Leases of High Performance
      3.21                    Tax Notices of High Performance
      3.22                    Employment Matters of High Performance
      4.1(a)                  Articles of Incorporation of Acquirors
      4.1(b)                  Bylaws of Acquirors
      4.2                     Approval Certificates of Acquirors
      4.4                     Noncompliance with Applicable Law by Acquirors
      4.6                     Subsidiaries of Acquirors
      4.7                     Litigation of Acquirors
      4.10                    Liabilities Not on Financial Statements of Acquirors
      4.11                    Material Adverse Changes to Acquirors
      4.14                    Tax Notices of Acquirors
      4.15                    Employment Matters of Acquirors
      5.3                     Proposed Transactions of Parent
      7.1(a)                  Form of Certificate of Parent and HPAC
      7.2(a)                  Form of Certificate of High Performance and Shareholder
      11.2(e)(i)              Employment Agreement for Randy C. Baker
      11.2(e)(ii)             Employment Agreement for David W. Dupree
      11.2(e)(iii)            Consultng Agreement for Nancy Baker
      11.3(b)                 Registration Rights Agreement